Exhibit 99.1

The Chefs’ Warehouse Reports First Quarter 2018 Financial Results
Net Sales Growth of 10.7%
Ridgefield, CT, May 9, 2018 - The Chefs’ Warehouse, Inc. (NASDAQ: CHEF), a premier distributor of specialty food products in the United States and Canada, today reported financial results for its first quarter ended March 30, 2018.

Financial highlights for the first quarter of 2018 compared to the first quarter of 2017:

•	Net sales increased 10.7% to $318.6 million for the first quarter of 2018 from $287.7 million for the first quarter of 2017.

•	GAAP net income was $0.5 million, or $0.02 per diluted share, for the first quarter of 2018 compared to net loss of $1.6 million, or $(0.06) per diluted share, in the first quarter of 2017.

•	Adjusted net income per diluted share was $0.03 for the first quarter of 2018 compared to adjusted earnings per diluted share of $(0.05) for the first quarter of 2017.

•	Adjusted EBITDA[1] was $12.1 million for the first quarter of 2018 compared to $9.3 million for the first quarter of 2017.

“Despite some challenging winter weather across our network, especially in the mid-west early in the quarter and the four named winter storms that hit the Northeast and mid-Atlantic in February and March, we continued to see solid organic growth amid a supportive economic backdrop and continued strength in independent restaurants,” said Chris Pappas, chairman and chief executive officer of The Chefs’ Warehouse, Inc.

First Quarter Fiscal 2018 Results

Net sales for the quarter ended March 30, 2018 increased 10.7% to $318.6 million from $287.7 million for the quarter ended March 31, 2017. Organic growth contributed $15.9 million, or 5.5% to sales growth in the quarter. The remaining sales growth of $15.0 million, or 5.2% resulted from the acquisition of Fells Point Wholesale Meats Inc. on August 25, 2017. Organic case count grew approximately 4.5% in the Company’s specialty category, which net of the expected attrition from the Chicago fold-in acquisition was 5.5%. In addition, growth in unique customers and placements grew 3.5% and 3.1%, respectively, compared to the prior year quarter. Excluding the impact of the Fells Point acquisition, pounds sold in the Company’s center-of-the-plate category increased 0.3% compared to the prior year quarter. Estimated inflation was 3.8% and 1.5% in the Company’s specialty and center-of-the-plate categories, respectively, compared to the prior year quarter.

Gross profit increased approximately 7.6% to $79.5 million for the first quarter of 2018 from $73.9 million for the first quarter of 2017. Gross profit margin decreased approximately 73 basis points to 25.0% from 25.7%, due in large part to the impact of inflation in certain center-of-the-plate categories. Gross margins in the Company’s specialty category decreased 2 basis points and decreased 146 basis points in the Company’s center-of-the-plate category compared to the prior year quarter.

Total operating expenses increased by approximately 4.2% to $73.8 million for the first quarter of 2018 from $70.8 million for the first quarter of 2017. As a percentage of net sales, operating expenses were 23.2% in the first quarter of 2018 compared to 24.6% in the first quarter of 2017. The decrease in the Company’s operating expense ratio is due largely to better utilization of the Company’s warehouse facilities and selling organization, lower year-on-year compensation and benefit costs related to the Company’s management infrastructure and depreciation and amortization expense.

1Please see the Consolidated Statements of Operations at the end of this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, adjusted net income and adjusted EPS to these measures’ most directly comparable GAAP measure.

Operating income for the first quarter of 2018 was $5.7 million compared to $3.1 million for the first quarter of 2017. The increase in operating income was driven primarily by increased gross profit, offset in part by higher operating expenses, as discussed above. As a percentage of net sales, operating income was 1.8% in the first quarter of 2018 compared to 1.1% in the first quarter of 2017.

Total interest expense decreased to $5.0 million for the first quarter of 2018 compared to $5.9 million for the first quarter of 2017 due to a reduction in interest rates charged on the Company’s outstanding debt.

Net income for the first quarter of 2018 was $0.5 million, or $0.02 per diluted share, compared to net loss of $1.6 million, or $(0.06) per diluted share, for the first quarter of 2017.

Adjusted EBITDA1 was $12.1 million for the first quarter of 2018 compared to $9.3 million for the first quarter of 2017. For the first quarter of 2018, adjusted net income1 was $0.8 million and adjusted EPS1 was $0.03 compared to adjusted net loss of $1.4 million and adjusted EPS of $(0.05) for the first quarter of 2017.

Full Year 2018 Guidance

Based on current trends in the business, the Company is providing the following updated financial guidance for fiscal year 2018:

•	Net sales between $1.40 billion and $1.44 billion

•	Gross profit between $355.0 million and $365.0 million

•	Net income between $19.5 million and $22.0 million

•	Net income per diluted share between $0.68 and $0.77

•	Adjusted EBITDA between $74.5 million and $78.0 million

•	Adjusted net income per diluted share between $0.69 and $0.78

This guidance is based on an effective tax rate of approximately 28.5% and fully diluted shares of approximately 29.5 million shares. The outstanding convertible notes were anti-dilutive for the first quarter of 2018, however the Company expects them to be dilutive for the full year 2018, and accordingly, those convertible shares are included in the fully diluted share count.

Changes to Certain Reporting Metrics

Beginning in the first quarter of 2018, the Company will slightly alter the way it reports certain performance related metrics related to organic growth, inflation and changes in gross profit margins. These metrics were previously reported on a legal entity basis as “Protein”, referring to the four Protein entities the Company acquired since 2013, and “Specialty”, referring to its Specialty distribution entities. Going forward the Company will report these metrics using a product category basis as “Center-of-the-Plate” and “Specialty”. Center-of-the-Plate will encompass all sales of Protein products across Chefs’ Warehouse, while Specialty will encompass all remaining sales not considered Center-of-the-Plate.

Please refer to the table in Exhibit A for a comparison of these metrics for each quarter of 2017 as reported previously by legal entity grouping and as currently reported by product category.

First Quarter 2018 Earnings Conference Call

The Company will host a conference call to discuss first quarter 2018 financial results today at 5:00 p.m. EST. Hosting the call will be Chris Pappas, chairman and chief executive officer, and Jim Leddy, chief financial officer. The conference call will be webcast live from the Company’s investor relations website at http://investors.chefswarehouse.com/. The call can also be accessed live over the phone by dialing (877) 407-4018, or for international callers (201) 689-8471. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13678578. The replay will be available until Wednesday, May 16, 2018, and an online archive of the webcast will be available on the Company’s investor relations website for 30 days.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the Company’s ability to successfully deploy its operational initiatives to achieve synergies from its acquisitions; the Company’s sensitivity to general economic conditions, changes in disposable income levels and consumer discretionary spending on food-away-from-home purchases; the Company’s vulnerability to economic and other developments in the geographic markets in which it operates; the risks of supply chain interruptions due to a lack of long-term contracts, severe weather or more prolonged climate change, work stoppages or otherwise; the risks of loss of revenue or reductions in operating margins in the Company’s center-of-the-plate category as a result of competitive pressures within this segment of the Company’s business; changes in the availability or cost of the Company’s specialty food products; the ability to effectively price the Company’s specialty food products and reduce the Company’s expenses; the relatively low margins of the foodservice distribution industry and the Company’s and its customers’ sensitivity to inflationary and deflationary pressures; the Company’s ability to successfully identify, obtain financing for and complete acquisitions of other foodservice distributors and to integrate and realize expected synergies from those acquisitions; increased fuel cost volatility and expectations regarding the use of fuel surcharges; fluctuations in the wholesale prices of beef, poultry and seafood, including increases in these prices as a result of increases in the cost of feeding and caring for livestock; the loss of key members of the Company’s management team and the Company’s ability to replace such personnel; and the strain on the Company’s infrastructure and resources caused by its growth. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 9, 2018 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolatiers, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 48,000 products to more than 30,000 customer locations throughout the United States and Canada.

Contact:
Investor Relations
Jim Leddy, CFO, (718) 684-8415

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THIRTEEN WEEKS ENDED MARCH 30, 2018 AND MARCH 31, 2017
(unaudited, in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 30, 2018	March 31, 2017
Net Sales	$318,615	$287,690
Cost of Sales	239,093	213,786
Gross Profit	79,522	73,904

Operating Expenses	73,782	70,783
Operating Income	5,740	3,121

Interest Expense	4,979	5,933
Income (Loss) Before Income Taxes	761	(2,812)

Provision for Income Tax Expense (Benefit)	217	(1,170)

Net Income (Loss)	$544	$(1,642)

Net Income (Loss) Per Share:
Basic	$0.02	$(0.06)
Diluted	$0.02	$(0.06)

Weighted Average Common Shares Outstanding:
Basic	28,122,723	25,952,222
Diluted	28,197,247	25,952,222

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 30, 2018 AND DECEMBER 29, 2017
(in thousands)

	March 30, 2018	December 29, 2017
	(unaudited)
Cash	$45,074	$41,504
Accounts receivable, net	135,344	142,170
Inventories, net	101,523	102,083
Prepaid expenses and other current assets	8,328	11,083
Total current assets	290,269	296,840

Equipment and leasehold improvements, net	69,544	68,378
Software costs, net	5,560	6,034
Goodwill	177,133	173,202
Intangible assets, net	135,730	140,320
Other assets	3,005	2,975
Total assets	$681,241	$687,749

Accounts payable	$68,490	$70,019
Accrued liabilities	21,259	21,871
Accrued compensation	7,726	12,556
Current portion of long-term debt	3,432	3,827
Total current liabilities	100,907	108,273

Long-term debt, net of current portion	313,668	313,995
Deferred taxes, net	7,092	6,015
Other liabilities	10,986	10,865
Total liabilities	432,653	439,148

Preferred stock	—	—
Common stock	287	284
Additional paid in capital	167,359	166,997
Cumulative foreign currency translation adjustment	(2,471)	(1,549)
Retained earnings	83,413	82,869
Stockholders’ equity	248,588	248,601

Total liabilities and stockholders’ equity	$681,241	$687,749

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THIRTEEN WEEKS ENDED MARCH 30, 2018 AND MARCH 31, 2017
(unaudited, in thousands)

	March 30, 2018	March 31, 2017
Cash flows from operating activities:
Net income (loss)	$544	$(1,642)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	2,316	2,122
Amortization	2,903	2,820
Provision for allowance for doubtful accounts	497	667
Deferred credits	312	45
Deferred taxes	340	1,163
Amortization of deferred financing fees	549	543
Stock compensation	837	744
Change in fair value of contingent earn-out liability	124	24
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	6,497	5,412
Inventories	754	(3,427)
Prepaid expenses and other current assets	2,759	4,053
Accounts payable and accrued liabilities	(7,324)	(4,081)
Other liabilities	(443)	(56)
Other assets	(125)	(264)
Net cash provided by operating activities	10,540	8,123

Cash flows from investing activities:
Capital expenditures	(2,903)	(3,764)
Cash paid for acquisitions, net of cash received	(2,377)	—
Net cash used in investing activities	(5,280)	(3,764)

Cash flows from financing activities:
Payment of debt	(1,179)	(1,191)
Surrender of shares to pay withholding taxes	(472)	(240)
Net cash used in financing activities	(1,651)	(1,431)

Effect of foreign currency translation on cash and cash equivalents	(39)	16

Net increase in cash and cash equivalents	3,570	2,944
Cash and cash equivalents at beginning of period	41,504	32,862
Cash and cash equivalents at end of period	$45,074	$35,806

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) PER COMMON SHARE
FOR THE THIRTEEN WEEKS ENDED MARCH 30, 2018 AND MARCH 31, 2017
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 30, 2018	March 31, 2017
Numerator:
Net Income (Loss)	$544	$(1,642)
Denominator:
Weighted average basic common shares outstanding	28,122,723	25,952,222
Dilutive effect of unvested common shares	74,524	—
Weighted average diluted common shares outstanding	28,197,247	25,952,222

Net Income (Loss) Per Share:
Basic	0.02	(0.06)
Diluted	0.02	(0.06)

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME (LOSS)
FOR THE THIRTEEN WEEKS ENDED MARCH 30, 2018 AND MARCH 31, 2017
(unaudited; in thousands)

	Thirteen Weeks Ended
	March 30, 2018	March 31, 2017
Net Income (Loss)	$544	$(1,642)
Interest expense	4,979	5,933
Depreciation	2,316	2,122
Amortization	2,903	2,820
Provision for income tax (benefit) expense	217	(1,170)
EBITDA (1)	10,959	8,063

Adjustments:
Stock compensation (2)	837	744
Duplicate rent (3)	—	86
Integration and deal costs/third party transaction costs (4)	175	—
Change in fair value of earn-out obligation (5)	124	24
Moving expenses (6)	—	350

Adjusted EBITDA (1)	$12,095	$9,267

1.
We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

3.	Represents duplicate rent expense for our Chicago, IL and Bronx, NY facilities.

4.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.

5.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

6.	Represents moving expenses for the consolidation of our Chicago, IL and Bronx, NY facilities.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME (LOSS) TO NET INCOME (LOSS)
FOR THE THIRTEEN WEEKS ENDED MARCH 30, 2018 AND MARCH 31, 2017
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 30, 2018	March 31, 2017
Net Income (Loss)	$544	$(1,642)

Adjustments to Reconcile Net Income (Loss) to Adjusted Net Income (Loss) (1):
Duplicate rent (2)	—	86
Integration and deal costs/third party transaction costs (3)	175	—
Moving expenses (4)	—	350
Change in fair value of earn-out obligations (5)	124	24
Tax effect of adjustments (6)	(85)	(191)

Total Adjustments	214	269

Adjusted Net Income (Loss)	$758	$(1,373)

Diluted Earnings per Share - Adjusted	$0.03	$(0.05)

Diluted Shares Outstanding - Adjusted	28,197,247	25,952,222

1.
We are presenting adjusted net income and adjusted earnings per share (EPS), which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use adjusted net income available to common stockholders and adjusted EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of adjusted net income available to common stockholders and adjusted EPS as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents duplicate rent expense for our Chicago, IL and Bronx, NY facilities.

3.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.

4.	Represents moving expenses for the consolidation of our Chicago, IL and Bronx, NY facilities.

5.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

6.	Represents the tax effect of items 2 through 5 above.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME (LOSS) PER COMMON SHARE
FOR THE THIRTEEN WEEKS ENDED MARCH 30, 2018 AND MARCH 31, 2017
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 30, 2018	March 31, 2017
Numerator:
Adjusted Net Income (Loss)	$758	$(1,373)
Denominator:
Weighted average basic common shares outstanding	28,122,723	25,952,222
Dilutive effect of unvested common shares	74,524	—
Weighted average diluted common shares outstanding	28,197,247	25,952,222

Adjusted Net Income (Loss) per share:
Diluted	$0.03	$(0.05)

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2018
(unaudited; in thousands)

	Low-End Guidance	High-End Guidance
Net Income:	$19,500	$22,000
Provision for income tax expense	7,500	8,500
Depreciation & amortization	23,000	23,000
Interest expense	20,500	20,500
EBITDA (1)	70,500	74,000

Adjustments:
Stock compensation (2)	3,500	3,500
Change in fair value of earn-out obligation (3)	500	500

Adjusted EBITDA (1)	$74,500	$78,000

1.
We are presenting estimated EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to our estimated net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense expected to be associated with awards of restricted shares of our common stock to our key employees and our independent directors.

3.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

THE CHEFS’ WAREHOUSE, INC.
2018 FULLY DILUTED EPS GUIDANCE RECONCILIATION TO 2018 ADJUSTED
FULLY DILUTED EPS GUIDANCE (1)(2)

	Low-End	High-End
	Guidance	Guidance

Net income per diluted share	$0.68	$0.77

Change in fair value of earn-out obligations (3)	0.01	0.01

Adjusted net income per diluted share	$0.69	$0.78

1.
We are presenting estimated adjusted EPS, which is not a measurement determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe this measure provides an additional metric to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to estimated net income per diluted share, provides a more complete understanding of our expectations for our business than could be obtained absent this disclosure. We use adjusted EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of adjusted EPS as a performance measure permits a comparative assessment of our expectations regarding our estimated operating performance relative to our estimated operating performance based on our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Guidance is based upon an estimated effective tax rate of 28.5% and an estimated fully diluted share count of approximately 29.5 million shares.

3.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

EXHIBIT A

The quarterly sales mix of our revised principal product categories during fiscal year 2017 is as follows:

	Q1		Q2		Q3		Q4
Center-of-the-Plate	$124,528	43.3%	$146,620	44.2%	$144,105	44.3%	$164,772	46.1%
Dry Goods	49,722	17.3%	57,859	17.4%	56,442	17.4%	60,300	16.9%
Pastry	40,928	14.2%	43,901	13.2%	43,654	13.4%	48,189	13.5%
Cheese and Charcuterie	31,040	10.8%	36,054	10.9%	32,753	10.1%	33,177	9.3%
Dairy and Eggs	19,479	6.8%	22,551	6.8%	23,294	7.2%	25,289	7.1%
Oils and Vinegar	16,325	5.7%	18,493	5.6%	18,360	5.6%	18,784	5.3%
Kitchen Supplies	5,668	1.9%	6,178	1.9%	6,468	2.0%	6,587	1.8%
Total	$287,690	100%	$331,656	100%	$325,076	100%	$357,098	100%

The quarterly sales mix of our principal product categories during fiscal year 2017 as previously reported is as follows:

	Q1		Q2		Q3		Q4
Center-of-the-Plate	$132,545	46.1%	$156,949	47.3%	$151,062	46.5%	$171,355	48.0%
Dry Goods	49,722	17.3%	57,859	17.4%	56,442	17.4%	60,300	16.9%
Pastry	40,928	14.2%	43,901	13.2%	43,654	13.4%	48,189	13.5%
Cheese	23,023	8.0%	25,725	7.8%	25,796	7.9%	26,594	7.4%
Dairy	19,479	6.8%	22,551	6.8%	23,294	7.2%	25,289	7.1%
Oils and Vinegar	16,325	5.7%	18,469	5.6%	18,360	5.6%	18,784	5.3%
Kitchen Supplies	5,668	1.9%	6,202	1.9%	6,468	2.0%	6,587	1.8%
Total	$287,690	100%	$331,656	100%	$325,076	100%	$357,098	100%

The pro-rated 13-week quarterly performance metrics of our specialty and center-of-the-plate categories during fiscal 2017 are as follows:

	As Currently Reported				As Previously Reported
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Growth Metrics
Organic Case Count Growth	4.4%	5.7%	2.5%	3.4%	6.0%	6.4%	3.6%	4.4%
Organic Case Count Growth Net of Chicago Attrition	N/A	N/A	5.0%	5.7%	N/A	N/A	5.2%	5.8%
Pounds Sold Growth	4.4%	4.5%	3.7%	5.9%	1.3%	1.2%	(1.2)%	(0.6)%
Inflation Metrics
Specialty	0.7%	2.7%	4.1%	3.8%	1.1%	4.3%	5.3%	4.2%
Center-of-the-Plate (formerly Protein)	0.8%	4.3%	4.5%	(1.1)%	(0.6)%	2.8%	5.1%	0.7%
Year-Over-Year Change in Gross Profit Margin (basis points)
Specialty	45	23	29	105	26	12	(12)	70
Center-of-the-Plate (formerly Protein)	13	5	(35)	(150)	42	12	(3)	(190)